UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2012

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51584	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Condition.

On October 23, 2012, Berkshire Hills Bancorp, Inc. (“BHLB”), the holding company for Berkshire Bank, announced its financial results for the period ended September 30, 2012.  The news release containing the financial results is included as Exhibit 99.1 and shall not be deemed “filed” for any purpose.

Item 3.01.             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)  On October 23, 2012, BHLB provided written notice to the NASDAQ Stock Market that it intends to voluntarily delist its common stock from the NASDAQ Global Select Market on Friday, November 16, 2012 and it has been cleared to list its common stock on the New York Stock Exchange beginning Monday, November 19, 2012.  Until the transfer, BHLB’s stock will continue to be listed on the NASDAQ Global Select Market.  BHLB will retain the ticker symbol “BHLB.”  The news release containing information regarding the transfer of listing is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01.             Other Events.

On October 23, 2012, BHLB announced a cash dividend of $0.18 per share to stockholders of record as of the close of business on November 8, 2012, payable on November 21, 2012.

Item 9.01.             Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description

99.1	News Release dated October 23, 2012 containing financial results for the period ended September 30, 2012

99.2	News Release dated October 23, 2012 regarding listing on the New York Stock Exchange

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: October 25, 2012	By:	/s/ Kevin P. Riley
Kevin P. Riley
Executive Vice President and Chief Financial Officer